Rancher Energy Corp.
999-18th Street, Suite 1740
Denver, Colorado 80202
Telephone: (303) 629-1122
Fax: (720) 904-5698

December 13, 2006

To:
The holders of options (individually an “Option Holder” and collectively the “Option Holders”) to purchase shares (the “Shares”) of common stock, $.0001 par value (the “Common Stock”) of Rancher Energy Corp. (the “Company”)

Dear Option Holder:

This letter agreement (the “Agreement”) sets forth the terms and conditions under which certain of the Option Holders who have acquired one or more Options to purchase Common Stock agree to amend their option agreement to temporarily delay their ability to exercise any Option held by such Option Holder. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Plan (as defined below).

As you may be aware, the Company has entered into agreements to (1) acquire certain property located in Big Muddy Field (located in the Powder River Basin in Wyoming), and (2) acquire working interests in Cole Creek South Field and South Glenrock B Field (both of which are located in the Powder River Basin), and is in the process of obtaining funds through one or more financings (each a “Financing”) sufficient to consummate one or more acquisitions (the “Acquisitions”).

The Company currently has 100,000,000 shares of Common Stock authorized under its Articles of Incorporation, as amended (the “Articles”), and such amount of authorized shares is insufficient to accomplish the financing(s) required to obtain funds sufficient to consummate the Acquisitions. The Company intends to amend the Articles to increase its authorized shares of Common Stock to 225,000,000 shares of Common Stock as promptly as practicable after the closing of the Financing(s).

Each Option Holder holds one or more Options pursuant to Awards from the Company to such Option Holder and subject to the Company’s 2006 Stock Incentive Plan (the “Plan”), which states in Section 7(d) that each Option shall be exercised in whole or in part by delivering to the Company written notice of such Option Holder’s intent to exercise the Option, along with the number of the number of shares with respect to which the Option is to be exercised.

To facilitate the Company’s ability to accomplish the Financing(s) and to raise funds sufficient to consummate the Acquisitions, the undersigned Option Holder agrees to waive certain rights under the Plan and to enter into certain other agreements as further described below.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1.
Waiver and Agreement. Pursuant to Section 20(b) of the Plan, each of the undersigned Option Holders hereby consents and agrees to waive such Option Holder’s right and ability to exercise any Option held by such Option Holder until such time as the Company has amended its Articles to increase its authorized shares of Common Stock to at least 225,000,000 shares.

2.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

3.	Captions. Section captions and headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

4.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.
Counterparts and Execution of Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures of all purposes.

6.
Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns.

7.
Enforceability. The parties further acknowledge and agree that the enforceability of this Agreement as it pertains to the undersigned Option Holder shall not be dependent upon obtaining an executed Agreement from any other Option Holder or any other holder of the Company’s securities.

8.
Full Force and Effect. Except as specifically stated in this Agreement (i) this Agreement shall not limit, diminish or waive the obligations of the parties under the Plan or any Award, and (ii) the parties reaffirm their obligations under the Plan and each Award to which they are a party and agree that the Plan and any such Award remain in full force.

9.
Information. The Option Holder acknowledges that it has all information needed to enter into the agreements and make the waivers contemplated by this Agreement and if it has requested any information from the Company it acknowledges receiving the same.

[Remainder of Page Intentionally Left Blank]

If you accept the foregoing terms, please execute in the space provided below and return one copy to the Company at the above fax number.

Sincerely,

RANCHER ENERGY CORP.

By:
John Works President and Chief Executive Officer

AGREED AND ACCEPTED effective as of the date set forth above:

OPTION HOLDER:

Signature of Individual Option Holder:	___________________________________________
Printed Name of Individual Option Holder:	___________________________________________

_________________________________________________
Printed Name of Entity (if applicable)

By (Signature):	_________________________________
Name (printed)_____________________ Title:_____________________________

_________________________________________________
Address

_________________________________________________
City, State, Postal or Zip Code, Country

[Signature Page to Option Holder Letter Agreement]